                                                                    EXHIBIT 99.3



                         REGISTRATION RIGHTS AGREEMENT

                                 July 18, 2000

To SWI Holdings, LLC:


     This will confirm that in consideration of the provisions contained in the Agreement and Plan of Reorganization dated the date hereof (the "Reorganization Agreement") between Alloy Online, Inc. ("Parent"), a Delaware corporation, Alloy Acquisition Sub, Inc. ("Acquisition Sub"), a Delaware corporation and wholly-owned subsidiary of Parent, Kubic Marketing, Inc. (the "Company"), a Delaware corporation, and you, as the sole stockholder of the Company (the "Stockholder"), Parent hereby covenants and agrees with you as follows:

     1.  Certain Definitions.  As used in this Agreement, the following terms
         -------------------
shall have the following meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any
           ----------
other federal agency at the time administering the Securities Act.

          "Common Stock" shall mean the Common Stock, $.01 par value, of the
           ------------
Parent, as constituted as of the date of this Agreement.

          "Escrow Agreement" shall mean the Escrow Agreement of even date
           ----------------
herewith by and between Parent, the Company and State Street Bank and Trust Company as escrow agent thereunder (the "Escrow Agent").

          "Escrow Shares" shall mean the Merger Shares held pursuant to the
           -------------
provisions of the Escrow Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holder" shall mean, as of any date, the Company and each other Person
           ------
to whom the Stockholder or another Holder shall have assigned any rights hereunder in accordance with the provisions of Section 8(e) and who owns Registrable Securities as of such date.

          "Lock-Up Agreement" shall mean the Investment Representation and Lock-
           -----------------
up Agreements delivered to the Parent by the Stockholder pursuant to the Reorganization Agreement.

          "Merger Shares" shall mean the Common Stock issued pursuant to the
           -------------
Reorganization Agreement.

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, joint venture, trust, university, or unincorporated organization, or a government or any agency or political subdivision thereof.

          "Proceeding" means an action, claim, suit, investigation or proceeding
           ----------
(including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          "Prospectus" means any prospectus included in a Registration Statement
           ----------
(including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

          "Register," "Registered" and "Registration," whether or not
           --------    ----------       ------------
capitalized, mean and refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

          "Registration Expenses" shall mean the expenses so described in
           ---------------------
     Section 6.
     ---------

          "Registrable Securities" shall mean, as of any date, shares of
           ----------------------
Restricted Stock and shares of Common Stock issuable upon conversion of the Warrant; provided, however, that Restricted Shares that are Registrable Securities shall cease to be Registrable Securities (x) upon the consummation of any sale of such shares pursuant to (i) an effective Registration Statement under the Securities Act or (ii) or Rule 144, (y) at such time, if any, as such shares of Common Stock (which are issued or which may become issued upon conversion or exchange of any other security) become eligible for sale under Rule 144(k) under the Securities Act and (z) with respect to any Holder, on the first date when all of the Registrable Securities then held by such Holder are eligible for sale during any subsequent three-month period under Rule 144 and under the Lock-Up Agreement.

          "Registration Statement" means any registration statement filed with
           ----------------------
the Commission by the Company pursuant to the Securities Act and any additional registration statement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement to be filed pursuant to the terms of this Agreement.


          "Restricted Stock" shall mean, as of any date, the Merger Shares less
           ----------------
the Escrow Shares but including the shares released prior to such date by the Escrow Agent to a Holder pursuant to the provisions of the Escrow Agreement.

          "Rule 144" means Rule 144 promulgated by the Commission pursuant to
           --------
the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean the expenses so described in Section 6.
           ----------------                                          ---------

          "Underwritten Registration or Underwritten Offering" means a
           --------------------------------------------------
registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement, excluding any registration statement relating to any employee benefit plan, or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

          "Warrant" shall mean the warrant issued by Parent to Stockholder to
           -------
purchase shares of Common Stock pursuant to the Reorganization Agreement.

     2.   Initial Registration; Demand Registrations. (a) Parent shall use
          ------------------------------------------
its best efforts to file, as promptly as practicable after the date hereof, and in any event within thirty (30) days after the date hereof, a Registration Statement of Form S-3 or any successor thereto for a public offering of all of the Restricted Stock other than the shares issuable, if any, upon exercising the Warrant (the "Initial Registration"), and use all commercially reasonable
              --------------------
efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing, and shall keep the initial Registration Statement effective until the earlier of (i) 18 months after its effective date, (ii) all shares of Restricted Stock have been sold thereunder or (iii) all shares of Restricted Stock may be sold without registration under the Securities Act.

          (b) In addition to the Initial Registration, the Holders of at least ten percent of the Registrable Securities may request that Parent file a Registration Statement on Form S-1, Form S-3, if available, or any successor thereto for a public offering of all or any part of the Registrable Securities held by such requesting stockholder or stockholders. Promptly upon its receipt of any such request (a "Demand Request"), Parent shall provide a Notice of
                        --------------
Registration Statement and a selling stockholder questionnaire (a "Selling
                                                                   -------
Stockholder Questionnaire") to each Person which is a record holder of shares of
-------------------------
Restricted Stock. To be included on such Registration Statement, a record holder of Restricted Stock must return the completed Notice of Registration Statement and Selling Stockholder Questionnaire within fifteen days of the date of the Notice of Registration Statement and Selling Stockholder Questionnaire. If after expiration of such fifteen day period, the record holders of Restricted Stock have not indicated a wish to have Registrable Securities with an aggregate price to the public of at least $5,000,000, with respect to any Registration Statement on Form S-1, or $1,000,000, with respect to any Registration Statement on Form S-3, in any event included in the Registration Statement, Parent shall not be required to file a Registration Statement at such time. Notwithstanding anything to the contrary contained herein, no Demand Request may be made (1) within 180 days after the effective date of (A) the Initial Registration and (B) any Registration Statement filed by the Company covering a public offering in which the holders of Restricted Stock shall have been entitled to join pursuant to
Section 3 and (2) during the time that the Registration Statement filed pursuant
---------
to Section 2(a) hereof is effective, provided that such Registration Statement has not been withdrawn or suspended permanently within 12 months of being declared effective.

          (c) If holders of Restricted Stock have indicated a wish to have Registrable Securities with an aggregate contemplated price to the public of at least the minimum amount specified in paragraph (b) above included in the Registration Statement, Parent shall use all commercially reasonable efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (b) above, the number of shares of Registrable Securities specified in such notice (and in all notices received by Parent from other holders within 15 days after the giving of such notice by Parent). Parent shall be obligated to register Registrable Securities pursuant to this Section 2(c) on two occasions only, only one occasion of which may be
        ------------
pursuant to a registration on Form S-1; provided, however, that such obligation
                                        --------  -------
shall be deemed satisfied only when a Registration Statement covering all shares of Registrable Securities specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders
(i) shall have become effective or (ii) if such Registration Statement has been withdrawn prior to the consummation of the offering at the request of the Holders (other than as a result of a material adverse change in the business, prospects or condition, financial or otherwise, of the Parent). Parent shall not be required to effect a registration on Form S-1 if Parent is then eligible to use Form S-3.

          (d) If the intended method of disposition is an Underwritten Offering, the holders of a majority of the shares of Registrable Securities to be sold in such Underwritten Offering shall designate the managing underwriter thereof, subject to the approval of Parent, which approval shall not be unreasonably withheld.

          (e) Parent (or at the option of Parent, other holders of Parent's Common Stock) shall be entitled to include in any Registration Statement filed pursuant to the provisions of this Section 2 shares of Common Stock to be sold
                                   ---------
by Parent (or such other holders) for its (or their) own account, except as and to the extent that such method of disposition is an Underwritten Offering and in the opinion of the managing underwriter such inclusion would adversely affect the marketing of the Registrable Securities to be sold. For purposes of this
Section 2, in any circumstance in which all of the Registrable Securities and other shares of Common Stock or other securities of Parent (including shares of Common Stock issued or issuable upon conversion of any outstanding securities of Parent) with registration rights (the "Other Shares") requested to be included
                                       ------------
in a registration on behalf of a Holder, Parent or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included, if any, shall be allocated first to such Holders, second to Parent for securities being sold for its own account and third to all other holders of Common Stock who timely exercised their piggy-back registration rights pro rata based upon their total ownership of the aggregate number of shares requested to be included in such registration by the holders of piggy-back registration rights.

          (f) Parent may defer the filing (but not the preparation) of a Registration Statement required to be filed by this Section 2(c) until a date not later than 90 days after the date of its receipt of a Demand Request, but in any event not more than once in any 12 month period, if:

              (1) on the date hereof or at the time Parent receives the Demand Request there is material non-public information regarding Parent which the Board reasonably determines not to be in Parent's interest to disclose and which Parent is not otherwise required to disclose, or
          (B) the Parent is then pursuing a significant business transaction (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) which would require disclosure in a Registration Statement but that the Board reasonably determines not to be in Parent's best interest to disclose; or

              (2) prior to receiving the Demand Request, the Board had determined to effect an Underwritten Offering and the Company had taken substantial steps and is proceeding with reasonable diligence to effect such Underwritten Offering.

          A deferral of the filing of a Registration Statement pursuant to this subsection (f) shall be lifted, and the requested Registration Statement shall be filed forthwith, if, (x) in the case of a deferral pursuant to clause (1)(A), the material non-public information is made public by Parent or is no longer material, (y) in the case of a deferral pursuant to clause (1)(B), the significant business transaction is disclosed by Parent or is terminated, or (z) in the case of a deferral pursuant to clause (2), the proposed registration for Parent's account is abandoned or not filed with the Commission within 90 days of its receipt of the Demand Request. In order to defer the filing of a Registration Statement pursuant to this subsection (f), Parent shall promptly (but in any event within 10 days), upon determining to seek such deferral, deliver to the Holders a certificate signed by an executive officer of Parent stating that Parent is deferring such filing pursuant to this subsection (f) and containing an approximation of the anticipated delay. Within 20 days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Holders and for which registration was previously requested may withdraw such Demand Request by giving written notice to Parent.

      3.  Piggyback Registrations.  (a)  Parent shall notify all holders of
          -----------------------
Registrable Securities in writing at least twenty (20) days prior to the filing of any Registration Statement under the Securities Act for purposes of a public offering of securities of Parent (including, but not limited to, Registration Statements relating to secondary offerings of securities of Parent, but excluding Registration Statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such stockholder an opportunity to include in such Registration Statement all or part of such Registrable Securities held by such stockholder. Each Holder wishing to include in any such Registration Statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notification from Parent, so notify Parent in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.

If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by Parent, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any such subsequent Registration Statement or Registration Statements as may be filed by Parent with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (b) If the Registration Statement under which Parent gives notice under this Section 3 is for an Underwritten Offering, Parent shall so advise the
           ---------
Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3 shall be conditioned
                                                  ---------
upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided
herein.   All Holders proposing to distribute their Registrable Securities through such Underwritten Offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Underwritten Offering by Parent. Notwithstanding any other provision of the Agreement, if the underwriter of any such Underwritten Offering determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the Underwritten Offering shall be allocated, first, to Parent and second, to the Holders and any other stockholders of Parent on a pro rata basis, based upon the amount of such securities sought to be included in such Registration, unless such registration is being undertaken at the demand of any other stockholder(s) of Parent, in which event the number of shares that may be included in the Underwritten Offering shall be allocated, first, to Parent and such stockholder(s) in such manner at they may determine, and second, to the Holders of Registrable Securities hereunder and any other shareholder(s) of Parent entitled to participate therein on a pro rata basis. No such reduction shall reduce the securities being offered by Parent for its own account to be included in the registration and Underwritten Offering.

          (c) Parent shall have the right to terminate or withdraw any registration initiated or withdraw any registration initiated by it under this
Section 3 prior to the effectiveness of such registration whether or not any
---------
stockholder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Parent in accordance with Section 6 hereof.
                ---------

      4.  Registration Procedures. If Parent is required by the provisions of
              -----------------------
Section 2 or 3 to file a Registration Statement covering shares of Restricted
---------    -
Stock, Parent agrees to, as expeditiously as possible:

          (a) subject to the provisions of Section 2 or 3, as applicable,
                                           ---------    -
prepare and file with the Commission such Registration Statement including such securities and use all commercially reasonable efforts to cause such Registration Statement to become effective;

          (b) subject to the provision of Section 4(a), prepare and file
                                          ------------
with the Commission such amendments and supplements to such Registration Statement and the Prospectus included therein as may be necessary or required to keep such Registration Statement effective for the period of distribution contemplated hereby, and comply with all applicable provisions of the Securities Act;

          (c) use all reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to immediately notify each holder of Restricted Stock included in such Registration Statement of such order;

          (d) furnish to each seller of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) as such Persons reasonably may request in order to comply with the requirements of the Securities Act;

          (e) notify the holders of Registrable Securities included in the Registration Statement upon the occurrence of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable, prepare, file and furnish to such holders a reasonable number of copies of a supplement or an amendment to such Prospectus as may be necessary so that such Prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, that Parent may delay preparing, filing and distributing any
--------  -------
such supplement or amendment if Parent determines in good faith that such supplement or amendment might, in the reasonable judgment of Parent, (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by Parent (whether or not a final decision has been made to undertake such transaction) or (ii) involve initial or continuing disclosure obligations that are not in the best interests of Parent's stockholders at such time; and provided, further, that (x) Parent shall give notice (a "Standstill
          --------  -------                                        ----------
Notice") of any such delay, (y) such delay shall not extend, with respect to any
------
registration effected pursuant to the provisions of Section 2, for a period of more than thirty (30) days without the written consent of the holders of a majority of the Registered Stock included in such Registration Statement and (z) Parent shall not exercise such right more than twice during any twelve-month period;

          (f) if required, use all commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or "blue sky" laws of such United States jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter or underwriters reasonably shall request; provided, however, that Parent shall not for any such
                          --------  -------
purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (g) use all commercially reasonable efforts to include the Registrable Securities covered by such Registration Statement on the NASDAQ National Market or any other securities exchange on which the Common Stock of Parent is then listed;

          (h) if the Stockholder distributes Registrable Securities to its members during the effective period of a Registration Statement, use all commercially reasonable efforts to amend or supplement such Registration Statement to reflect such distribution;

              (i) in the event of an Underwritten Offering of the Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form reasonably acceptable to Parent, with the managing underwriter of such offering; and

              (j) keep a Registration Statement, other than the Initial Registration Statement, filed pursuant to the provisions hereof effective until the earliest of (i) the sale of all of the shares included thereunder and (ii) the date that is ninety (90) days after the effective date of such Registration Statement.

      5.  Obligations of Holder.  In connection with the registration of the
          ---------------------
Restricted Stock pursuant to a Registration Statement, each holder of shares of Restricted Stock included thereon shall:

          (a) furnish to Parent such information regarding itself and the intended method of disposition as necessary to assure compliance with federal and applicable state securities laws or as Parent shall reasonably request;

          (b) upon receipt of any notice from Parent of the happening of any event of the kind described in Section 4(c), immediately discontinue disposition
                               ------------
of Registrable Securities pursuant to the Registration Statement until withdrawal of the stop order referred to in Section 4(c); and
                                            ------------

          (c) not sell or otherwise transfer any Registrable Securities during the period from the date specified in the Standstill Notice given by Parent pursuant to Section 4(e) above that Parent has determined that it will
                   ------------
delay the preparation and filing of an amendment or supplement to the Prospectus included in the Registration Statement until the expiration date specified in such notice.

      6.  Expenses.  All expenses incurred by Parent in complying with
Sections 2, 3 or 4, including, without limitation, all registration and filing
----------  -    -
fees, printing expenses, fees and disbursements of counsel and independent public accountants for Parent, fees and expenses incurred in connection with complying with state securities or "blue sky" laws, fees payable to the National Association of Securities Dealers, Inc., fees payable to any securities exchange or over-the-counter market quotation system (i.e., NASDAQ National Market System), the reasonable fees of one counsel to the sellers of Registrable Securities selected by the holders of a majority of such shares participating in the registration, and fees of transfer agents and registrars, but excluding any Selling Expenses, are called "Registration Expenses." All underwriting discounts
                              ------------ --------
and selling commissions, fees of advisors (other than counsel) to sellers of Restricted Stock and transfer and similar taxes are called "Selling Expenses."
                                                            ------- --------
Parent will pay all

Registration Expenses. All Selling Expenses shall be borne by the participating sellers pro rata on the basis of the number of shares so registered.

      7.  Indemnification and Contribution.  If any Registrable Securities are
          --------------------------------
included in a Registration Statement under this Agreement:

          (a) to the extent permitted by law, Parent shall indemnify and hold harmless each selling Holder, the Holder's direct and indirect subsidiaries and affiliates, and each of their partners, directors, officers, employees, stockholders, agents and representatives (all referred to as "Holder Indemnitees") against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including legal or other expenses reasonably incurred in connection with investigating or defending same, "Losses"), insofar as any such Losses arise out of or are based
                 ------
upon any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent will reimburse such selling Holders for any legal or other expenses as reasonably incurred by any such Holder Indemnitee in connection with investigating or defending any Loss; provided,
                                                                   --------
however, that the foregoing indemnity shall not apply to amounts paid in
-------
settlement of any Loss if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld), nor shall Parent be obligated to indemnify any Holder Indemnitee for any Losses to the extent that such Losses arise out of or are based upon and in conformity with written information furnished by such Holder Indemnitee for use in such Registration Statement; and provided, further, that Parent shall not be required to indemnify
               --------  -------
any Holder Indemniteeto the extent that any Loss results from such Person selling Common Stock (i) to a Person to whom there was not sent or given, at or prior to the written confirmation of the sale of such shares, a copy of the Prospectus, as most recently amended or supplemented, if Parent has previously furnished or made available copies thereof or (ii) following written notice by Parent of an event described in Section 4(c) or 4(e).
                                ------------    ----

          (b) to the extent permitted by law, each selling Holder agrees to indemnify and hold harmless Parent, the officers, directors, employees, agents and representatives of Parent, and each Person, if any, who controls Parent within the meaning of the Securities Act or the Exchange Act, against all Losses to the extent that any such Losses arise out of or are based upon and in conformity with information furnished by such stockholder for use in such Registration Statement; and each selling Holder agrees to reimburse all legal or other expenses as reasonably incurred by Parent and any such officer, director, employee, agent, representative, or controlling Person, in connection with investigating or defending any such Loss; provided, however, that the foregoing
                                          --------  -------
indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any
                              --------  -------
indemnity under this Section 7(b) exceed the sales price of the Registrable
                     ------------
Securities sold by such Holder under the applicable Registration Statement; and

          (c) promptly after receipt by an indemnified party under this Section
                                                                        -------
7 of notice of the commencement of any Proceeding (including by reason of any
-
governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to
                                                        ---------
the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties; provided,
                                                                   --------
however, that an indemnified party shall have the right to retain its own
-------
counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such Proceeding, to the extent prejudicial to its ability to defend such Proceeding, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 with respect to such Proceeding, but the
                             ---------
omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7 of with respect to any other Proceeding.
           ---------

      8.  Miscellaneous.
          -------------

          (a) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

              (i) if to Parent at its address or facsimile number set forth in the Reorganization Agreement with a copy to Mintz, Levin, Cohn, Glovsky and Popeo, P.C., 701 Pennsylvania Avenue, N.W., Washington, D.C. 20004,
     Attention: Richard M. Graf, Facsimile: (202) 434-7400;

              (ii) if to the Company or another Holder of Restricted Stock, at the address or facsimile number set forth under such stockholder's name on the signature page hereto with a copy to Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111-3580, Attention: Samuel M. Livermore, Facsimile (415) 951-3699; and

or, in any case, at such other address or addresses as shall have been furnished in writing to Parent (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of Parent) in accordance with the provisions of this paragraph.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws provisions.

          (c) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of Parent and the holders of at least a majority of the outstanding shares of Restricted Stock.

          (d) The obligations of Parent to keep a Registration Statement which includes Shares of Registrable Securities effective under Section 2 or Section 3
                                                          ---------    ---------
shall terminate with respect to any Holder upon such time as all of the Registrable Securities then held by such Holder are eligible for sale during any single three month period under Rule 144 and under the Lock-Up Agreement.

          (e) The rights hereunder of the Company or another Holder may be assigned to a transferee of the Restricted Stock as long as: (i) Parent is, within ten (10) days following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with Parent to be bound by all of the provisions hereof and (iii) such transfer is made in accordance with the applicable requirements of the Lock-Up Agreement. No rights under this Agreement shall be assigned to any Person to whom less than a majority of the Restricted Stock held by transferor are transferred; it is understood, however, that assignment rights under this Agreement are permissible if made in connection with, distributions without consideration, such as by a partnership to its partners or a limited liability company to its members. The rights to cause Parent to register Registrable Securities pursuant to this Agreement may be assigned by the Company to a transferee or assignee of Registrable Securities without the prior consent of Parent or Acquisition Sub if such assignment is made to a member of the Company who receives Restricted Stock in connection with the dissolution and liquidation of the Company provided the Company shall, within ten (10) days after such transfer, furnish to Parent written notice of the name and address of such transferee or assignee and the Restricted Stock with respect to which such registration rights are being assigned and such transferee shall agree in writing to be subject to all restrictions set forth in this Agreement and the Lock-Up Agreement by executing and delivering to Parent a copy of the signatures pages hereof and thereof or such other instruments of ascession to the provisions hereof and thereof as Parent reasonably may request.

          (f) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                     [BALANCE OF PAGE INTENTIONALLY BLANK]

      Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between Parent and you.

                                    ALLOY ONLINE, INC.


                                    By:
                                        ------------------------------------
                                        Name:   Matthew C. Diamond
                                        Title:  Chief Executive Officer


               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

AGREED TO AND ACCEPTED.

                                    SWI Holdings, LLC
                                    -----------------------------------------
                                    (Name of Stockholder)



                                    -----------------------------------------
                                    (Signature)


                                    Sean Hecht
                                    -----------------------------------------
                                    (Print Name)


                                    Managing Member
                                    -----------------------------------------
                                    (Title, if applicable)



                                    Stockholder's Address for Notice:

                                    -----------------------------------------

                                    -----------------------------------------

                                    -----------------------------------------



         [COUNTERPART SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]